Exhibit 10.5

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND NO TRANSFER OF THIS NOTE OR SUCH SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (B) PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

ELECTRIC CITY CORP.

CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE

$1,000,000	June 8, 2001
New York, New York

             FOR VALUE RECEIVED, the undersigned, Electric City Corp., a Delaware corporation (the “Company” or “Payor”), hereby promises to pay to Newcourt Capital USA, Inc., a Delaware corporation (“CIT” or “Payee”), at 1211 Avenue of the Americas, 22nd Floor, New York, NY 10036 (or at such other place within the County of New York as Payee shall hereafter direct by notice in writing to Payor) and its registered assigns, the principal sum of One Million Dollars ($1,000,000), together with interest thereon at the rate provided for herein from the date hereof, with such principal and interest payable as herein provided.

1.          Loan, Interest Rate and Payment Provisions.

             1.1        This Note is one of a duly authorized issue of Notes issued pursuant to the Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement, dated as of April 18, 2001 (as it may be amended from time to time, the “Note Purchase Agreement”) by and between the Company and CIT.  This Note is transferable and assignable to one or more purchasers, in accordance with applicable law.  The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.  The Company shall keep at its principal office a register (the “Register”) in which shall be entered the names and addresses of the registered holder of this Note and particulars of all transfers of such Note.  References to the “holder” shall mean the Person listed in the Register as the payee of this Note.  The ownership of the Note shall be proven by the Register.

             1.2        The principal amount of this Note outstanding from time to time shall bear interest from the date hereof, at a rate of interest equal to the 10% per annum (the “Note Rate”).  Interest on this Note shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed.  Unless previously paid pursuant to the terms of Section 3, or converted pursuant to the terms of Sections 4.1 or 4.2 hereof, all unpaid interest and principal on this Note shall be paid in full on the Maturity Date.

             1.3        Unless previously converted pursuant to Sections 4.1 or 4.2 hereof, if payment of the principal amount of this Note, together with accrued unpaid interest thereon at the Note Rate, is not paid in full on the Maturity Date, or if any payment of interest is not paid when due, then interest shall accrue on such unpaid amount at the Note Rate plus two percent (2%) from and after such date of default to the date of the payment in full of such unpaid amount (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note).

             1.4        In no event shall Payee be entitled to receive interest, at an effective rate in excess of the maximum rate permitted by law.

             1.5        All payments made by the Payor on this Note shall be in U.S. Dollars.  All payments made by the Payor on this Note shall be applied first to the payment of accrued but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.  In the event the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding Business Day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

             1.6        Defined terms used herein shall, unless otherwise defined herein, have the meanings assigned thereto in the Note Purchase Agreement.  For purposes of this Note, the term “Maturity Date” shall mean the earliest to occur of:  (i) July 16, 2001; (ii) the closing of a Qualifying Transaction; and (iii) the date of acceleration of the indebtedness under this Note pursuant to Section 6.

2.          Replacement of Note.  In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute and deliver a new Note, in exchange and substitution for this Note.  In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof.  Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

3.          Prepayment.  At the option of Payor, the principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment.  Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

4.          Conversion.

             4.1        Qualifying Transaction.  Concurrently with the closing of a Qualifying Transaction, at the option of Payee, all or any part of the principal of, and accrued interest on, this Note to the extent then outstanding and unpaid, may, upon written notice delivered to Payor in the form attached hereto as Exhibit “A”, be converted into that number of shares of Series A Preferred Stock of Payor being sold in such Qualifying Transaction equal to the amount of principal and interest that Payee elects to convert divided by the per share purchase price of the Series A Preferred Stock sold in such Qualifying Transaction.  Payor and Payee agree that such conversion shall be subject to all of the applicable terms and conditions of this Note, the Note Purchase Agreement and the Securities Purchase Agreement.  Upon conversion of all or any part of the principal of, and accrued interest on, this Note, Payee shall become a party to the Securities Purchase Agreement and all documents related to the issuance and sale of the Series A Preferred Stock and shall be deemed to be a purchaser thereunder.

             4.2        No Qualifying Transaction.  In the event that a Qualifying Transaction does not occur prior to July 16, 2001, then Payee may, at its sole option, elect at any time and from time to time thereafter, by written notice delivered to Payor in the form attached hereto as Exhibit “A”, to convert all or any part of the principal of, and accrued interest on, this Note to the extent outstanding and unpaid as of the date of conversion into that number of shares of Common Stock of Payor equal to the sum that Payee elects to convert divided by the lesser of (i) the average closing price of the Common Stock as quoted on the American Stock Exchange (or any national securities exchange or automated quotation service on which the Common Stock is then listed for trading) during the five consecutive trading days ending on the day immediately prior to the date of conversion or (ii) $1.00 (the “Conversion Price”) (as such amount shall be adjusted from time to time pursuant to Section 4.3).  Payee agrees that such conversion shall be subject to all of the applicable terms and conditions of this Note and the Note Purchase Agreement.

             4.3        Adjustments.  If at any time after the date hereof Payor: (i) pays a dividend in Common Stock or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its Common Stock any shares of its capital stock; then the Conversion Price in effect immediately prior to such action shall be proportionately adjusted so that Payee may thereafter receive upon conversion of this Note the aggregate number and kind of shares of capital stock of the Company that Payee would have owned immediately following such action if Payee had converted this Note immediately prior to such action.  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.

             4.4        Reorganization.  If Payor is a party to a consolidation, combination, merger, reorganization or transfer or lease of all or substantially all of its assets that reclassifies or changes its outstanding Common Stock (a “Reorganization”), the person obligated to deliver securities, cash or other assets upon conversion of this Note shall, as a condition to effectiveness of the Reorganization, enter into an amendment to this Note.  The amended Note shall provide that Payee may convert it into the kind and amount of securities, cash or other assets that Payee would have owned immediately after the Reorganization if it had converted the Note immediately before the effective date of the Reorganization.  The Payor shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation (if other than the Company) shall assume by written instrument the obligation to deliver to the Payee such securities, cash or other assets as Payee shall be entitled to purchase in accordance with the foregoing provisions.  The successor to the Company shall provide to the Payee a notice briefly describing the Reorganization and such successor’s compliance with this Section 4.4.  If this Section 4.4 applies as to a transaction, then Section 4.3 does not apply with respect to such transaction.

             4.5        Reservation of Shares.  Payor has reserved and shall continue to reserve out of its authorized but unissued shares of Common Stock enough shares of Common Stock to permit the full conversion of this Note pursuant to Section 4.2.  All shares of Common Stock that may be issued upon conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable.  Payor shall list such shares on each national securities exchange or automated quotation service on which the Common Stock is listed for trading.

             4.6        Notices.  Whenever the Conversion Price is adjusted, Payor shall promptly mail to Payee a notice of the adjustment, briefly stating the facts requiring the adjustment and the manner of computing it.  If the Company takes any action that would require an amendment to this Note pursuant to Section 4.4 hereof or there is a liquidation or dissolution of the Company, the Company shall deliver to Payee a notice stating the proposed record date for a dividend, distribution, issuance, combination, reclassification, consolidation, merger, transfer, lease, sale, liquidation or dissolution.  The Company shall provide such notice at least 20 days before such date.

             4.7        Registration Rights.  The Company hereby grants to Payee registration rights with respect to the resale of shares of Common Stock issuable upon conversion of this Note, pursuant to the Registration Rights Agreement.

5.          Covenants of Payor.  In addition, Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

             5.1        Payor will faithfully and in all material respects perform all of its covenants and agreements under the Transaction Documents.

             5.2        Payor will not issue any equity or debt securities to any Person or issue or incur any debt without the prior written consent of Payee; provided, however, Payor may issue (a) securities as consideration for its contemplated acquisition of Great Lakes Controlled Energy Corporation on terms reasonably satisfactory to Payee; (b) stock options to employees of the Company to purchase Common Stock not to exceed options to purchase in the aggregate more than 2,000,000 shares of Common Stock; and (c) Common Stock issued to holders of the Company’s Series B Convertible Preferred Stock as dividends in accordance with the Series B Convertible Preferred Stock certificate of designations or pursuant to conversion of the Series B Convertible Preferred Stock, or pursuant to the exercise of currently outstanding options and warrants.

             5.3        Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon such properties or any part thereof.

             5.4        Payor will not make any loans or advances to any Persons, other than accounts receivable arising in the ordinary course of Payor’s business.  Payor will not declare or pay any dividends or make any distributions on any of its equity securities (other than Common Stock issued to holders of the Company’s Series B Convertible Preferred Stock issued as dividends in accordance with the Series B Convertible Preferred Stock certificate of designations), nor purchase or otherwise acquire or redeem any of its equity securities.

             5.5        Payor will, promptly following its obtaining knowledge of the occurrence of an Event of Default (as defined below) or of any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor’s Chief Executive Officer to Payee setting forth the details of such Event of Default or condition or event and the action that Payor intends to take with respect thereto.

6.          Events of Default.  The occurrence of any of the following events shall be deemed an event of default hereunder (each an “Event of Default”):

             6.1        Payor shall (a) default in the payment when due of principal or interest on this Note or (b) default in the due observance or performance of any other covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note or any other note issued pursuant to the Note Purchase Agreement, or Payor shall default in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of any Transaction Document to which Payor is a party and the same shall continue for ten (10) days after such default; or

             6.2        The dissolution of Payor or its Subsidiary or any vote in favor thereof by the board of directors and/or stockholders of Payor or its Subsidiary, as the case may be; or

             6.3        Payor or its Subsidiary shall become insolvent, however evidenced, or make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets or there shall be filed by Payor or its Subsidiary a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or there shall be filed against Payor or its Subsidiary any such application or petition; or

             6.4        Payor or its Subsidiary shall admit in writing its inability to pay its debts as they mature; or

             6.5        Payor or its Subsidiary shall sell all or substantially all of its assets or merge or be consolidated with or into another entity other than, in the case of any Subsidiary, Payor or another Subsidiary of Payor provided, however, that the Company may consummate the acquisition of Great Lakes Controlled Energy Corporation; or

             6.6        There occurs and continues any default or event of default under the Designated Senior Debt or other indebtedness of the Company with a principal amount greater than $250,000 and the same entitles the holders thereof to accelerate payment thereof, or there commences and continues any proceeding to foreclose a security interest or lien in any material property or assets of Payor or its Subsidiary upon default in the payment or performance of any debt of Payor or its Subsidiary; or

             6.7        The entry against Payor or its Subsidiary of a final judgment for the payment of money of $10,000 or more by a court of competent jurisdiction if such judgment has not been discharged (or the discharge thereof not duly provided for) in accordance with its terms within thirty (30) days of the date of entry thereof, or a stay of execution thereof procured within thirty (30) days from the date of entry thereof and, within such period (or such longer period during which execution of such judgment shall have been effectively stayed) an appeal therefrom shall not have been prosecuted and the execution thereof caused to be stayed during such appeal; or

             6.8        An attachment or garnishment shall have been levied against any material assets of Payor or its Subsidiary and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of the effectiveness of the levy.

Upon the occurrence of any Event of Default and at any time thereafter, Payee shall have the right to declare the principal of, accrued but unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, in case of the occurrence of an Event of Default under Sections 6.3 or 6.4, such amounts shall become immediately due and payable without any such declaration by Payee.

7.          Suits for Enforcement and Remedies.  If any one or more Events of Default shall occur and be continuing, Payee may proceed to (a) protect and enforce Payee’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (b) enforce the payment of this Note, or (c) enforce any other legal or equitable right of Payee under this Note.  No right or remedy herein or in any other agreement or instrument conferred upon Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.          Subordination.  This Note is subordinated to principal and accrued interest and fees on Designated Senior Debt to the extent provided in the Note Purchase Agreement.  The Company agrees, and each holder by accepting this Note agrees, to such subordination.

9.          Unconditional Obligation; Fees, Waivers, etc.

             9.1        The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

             9.2        If Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys’ fees, costs of suit and disbursements, including reasonable out-of-pocket expenses of Payee or its attorneys.

             9.3        No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

             9.4        Any term, covenant, agreement or condition of this Note may, with the consent of Payor, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if Payor shall have obtained the consent in writing of Payee.

             9.5        Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder, except as specifically provided herein.

10.        Miscellaneous.

             10.1      The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

             10.2      Notices, demands or other communications given or made in connection with this Note shall be in writing and delivered in accordance with the provisions of Section 9.3 of the Note Purchase Agreement.

             10.3      This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

             10.4      PAYOR (A) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE WILL BE INSTITUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, OR ANY FEDERAL COURT IN THE STATE OF NEW YORK, (B) WAIVES ANY OBJECTION THAT PAYOR MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (C) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING.  PAYOR FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS THAT MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON THE PAYOR, MAILED BY CERTIFIED MAIL TO PAYOR’S ADDRESS, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PAYOR, IN ANY SUIT, ACTION OR PROCEEDING.  FURTHER, BOTH PAYOR AND PAYEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE.

             10.5      This Note shall bind the Company and its successors and assigns.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first written above.

ELECTRIC CITY CORP.
a Delaware corporation

By	/s/ Jeffery Mistarz
Name: Jeffery Mistarz
Title: Chief Financial Officer

[SIGNATURE PAGE TO CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE]

CONVERTIBLE SENIOR SUBORDINATED
PROMISSORY NOTE

GRID

DATE	Amount of Loan	Note Rate	Principal Amount of Note and/or Interest Repaid or Converted and Date	Notation Made By

EXHIBIT A

Form of Conversion Notice

Dated: ____________________, ____

To:       Electric City Corp. (the “Company”)

             Reference is made to the Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement (as it may be amended from time to time, the “Agreement”) dated April 18, 2001.  Terms defined therein are used herein as therein defined.

             The undersigned, pursuant to the provisions set forth in the Agreement and the Note, hereby irrevocably elects and agrees to convert (i) outstanding principal under the Note in the amount of $_______, and (ii) accrued but unpaid interest thereon in the amount of $_______, which together are convertible in the aggregate into _______ shares of Series A Preferred Stock [Common Stock] of the Company.

             The undersigned hereby represents that it is converting such principal and accrued interest under the Note for its own account for investment purposes and not with the view to any sale or distribution and that the undersigned will not offer, sell or otherwise dispose of such securities in violation of applicable securities laws.

Newcourt Capital USA, Inc.,
a Delaware corporation

By:
Name:
Title: